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EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, John R. Boudreau, the Chief Executive Officer of Xponential, Inc. (the "Company"), pursuant to 18 U.S.C. § 1350, hereby certifies that:

        (i)    the annual report on Form 10-KSB of the Company for the fiscal year ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2003	/s/ JOHN R. BOUDREAU John R. Boudreau Director and Chief Executive Officer

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  EXHIBIT 32.1